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                                                                   Exhibit 10.23
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                                PROMISSORY NOTE


$1,015,000.50                                                  November 15, 2000

          FOR VALUE RECEIVED, THE UNDERSIGNED, SHERBORNE INVESTMENTS CORPORATION, a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of AMPEX CORPORATION, a Delaware corporation ("Payee"), on October 15, 2007, the principal sum of One Million Fifteen Thousand Dollars and Fifty Cents ($1,015,000.50), together with interest on the principal amount hereof from time to time outstanding at the rate of 6.34% per annum. Accrued interest on this Note shall be payable on each October 15 and on the date of each payment hereof until this Note is paid in full.

          The Borrower shall have the right, at any time, to prepay all or any part of the outstanding principal amount without premium or penalty. In addition, Borrower may, in lieu of making any principal or interest payment of this Note in cash, tender to Payee shares of the Class A Common Stock, par value $0.01 per share, of Ampex Corporation (the "Class A Shares") having an aggregate value equal to all or any portion of such principal or interest payment; provided, however, that for such purposes each of the Class A Shares so tendered shall be deemed to have a value on any such payment date equal to its fair market value on such date.

          The occurrence of any one of the following shall constitute an Event of Default hereunder:

          (a) The Borrower shall default in the payment of the principal of or accrued interest on this Note when due and such default shall continue for a period of three (3) days after notice from the holder of this Note;

          (b) The Borrower shall default in the performance of any other term of this Note and such default shall continue for 30 days after notice from the holder of this Note; or

          (c) The Borrower shall (i) be adjudicated a bankrupt or insolvent; or file a voluntary petition in bankruptcy; or (ii) any involuntary petition in bankruptcy shall be filed against the Borrower which shall not have been discharged within 60 days.

          Upon the occurrence of an Event of Default, and at any time thereafter while such Event of Default is continuing:

          (a) the holder of this Note may by written notice to the Borrower declare all or any part of the unpaid balance of this Note immediately due and payable, whereupon such unpaid balance or part thereof shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived, and the holder of this Note may proceed to enforce payment of such balance or part thereof in such manner as it may elect; and
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          (b)  the holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate means and may exercise any and all rights afforded a secured creditor under the Uniform Commercial Code, including without limitation, enforcement of rights under the Pledge Agreement referred to below.

          The Borrower hereby agrees to pay on demand reasonable costs and expenses, including without limitation reasonable attorneys' fees, incurred or paid by the holder of this Note in enforcing this Note upon the occurrence of an Event of Default.

          The Borrower hereby waives presentment, demand, notice, protest and other demands and notices in connection with the delivery, acceptance, or enforcement of this Note.

          No delay or omission on the part of holder of this Note in exercising any right hereunder shall operate as a waiver of such right or any other right under this Note, and a waiver, delay or omission on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

          This Note is subject to the terms and conditions set forth in the Stock Purchase Agreements (defined below), including without limitation provisions with respect to the assignment and assumption of this Note, and is secured by a pledge with the Payee of certain Collateral under the terms of a Pledge Agreement, of even date, between the Borrower and the Payee. As used herein, the term "Stock Purchase Agreements" shall mean the three Stock Purchase Agreements dated as of October 29, 1997, November 7, 1997 and February 18, 1998, respectively, each between the Payee and Edward J. Bramson.

          All notices hereunder shall be deemed to have been given when delivered in person or, if mailed, when actually received by the party to whom addressed. Such actual receipt shall be presumed if such notice shall be mailed by registered or certified mail, addressed to any party at its address set forth below or at any other address notified in writing to the other parties hereto, and if the sender shall have received back a return receipt.

To the Borrower:    135 East 57/th/ Street,
                    32/nd/ Floor
                    New York, NY 10022
                    Attention: Mr. Edward J. Bramson

To the Payee:       500 Broadway
                    Redwood City, CA 94063
                    Attention: Mr. Craig L. McKibben

          This Note shall be governed by the laws of the State of New York.

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          IN WITNESS WHEREOF, the undersigned has executed and delivered this
Note as of the date first above written.

                              SHERBORNE INVESTMENTS CORPORATION


                              By: /s/ Edward J. Bramson
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                                  Edward J. Bramson
                                  President

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